EXHIBIT 10.42

This LOAN AGREEMENT dated as of the 3rd day of March, 1999;

BETWEEN: EUROGAS INC., a company incorporated under the laws of the State of Utah and having an office at 22 Upper Brook Street, London, England W1Y 1PD;

               (the :Lender")

AND: PAN ASIA MINING CORP., a Company incorporated under the laws of the Ykon Territory of the Dominion of Canada and having its head office at 1200 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6E 3E8;

               (the "Borrower")

WHEREAS:

A.    The  Lender  has  agreed to loan to the Borrower,  and  the
Borrower has agreed to borrow, the sum of CDN$3,000,000 by:

     (i)   making application to a financial institution  of  its
choosing  for a Letter of Credit in favour of the Lender  in  the
amount   of  CDN$3,000,000  (a  "Letter  of  Credit")  and   then
forwarding the funds to the Borrower; or

     (ii)   advancing CDN$3,000,000 to the Borrower; or

     (iii) guaranteeing a Letter of Credit issued by a financial institution of its choosing in favour of the Borrower in the amount of CDN$3,000,000, and

B. The later of the date of this Agreement and the opening date of the Letter of Credit, if one is opened is hereinafter referred to as the "Opening Date".

NOW THEREFORE this Agreement witnesses that, in consideration of the sum of $1.00 paid this day by the Borrower to the Lender, the receipt and sufficiency of which each party acknowledges, and for other good and valuable consideration, the parties agree as follows:

1.   ADVANCES

Upon receipt of notice during the period of one year from the Opening Date from the President of the Borrower and from the duly appointed representative of the Lender requesting that funds be drawn down from the Loan or, if applicable, from the Letter of
Credit, the Lender shall forthwith disburse the funds so requested to a bank account opened in the name of the Borrower and having two signatories (one appointed by the Lender and one by the Borrower) (the "Signatories"), or to the Company's other

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bank  accounts  or to its joint ventures (as the Signatories  may agree), up to the full principal amount of the Loan.

The parties hereto agree that notices provided in this Section  1 shall be given in accordance with the Use of Proceeds attached hereto as Schedule "A".

2.   INTEREST

The Borrower shall pay interest on the principal amount of the Loan outstanding from time to time, at a rate of three percent
(3%) percent per annum above the prime rate of interest charged by the Bank of Montreal in Vancouver, British Columbia, calculated every six months from the Opening Date.

3.   REPAYMENT

The Borrower hereby covenants and agrees to repay the Loan and all accrued interest thereon as may be outstanding from time to time to the Lender, as follows:

(a) accrued interest on or before the first anniversary of the Opening Date;

(b) 25% of the ten-outstanding principal amount of the Loan, plus all interest then accrued on the Loan, on or before the last day of the 18th months following the Opening Date,

(c) 25% of the principal amount of the Loan then outstanding plus all interest then accrued on the Loan, on or before the last day of the 24th month following the Opening Date;

(d) 25% of the principal amount of the Loan then outstanding plus all interest then accrued on the Loan, on or before the last day of the 30th month following the Opening Date; and

(e) all the remaining principal amount of the Loan then outstanding plus all interest then accrued on the Loan, on or before the last day of the 36th month following the Opening Date

4.   REPAYMENT

The  Borrower  may repay the whole or any part of  the  principal amount  of  the Loan then outstanding, plus all interest  accrued thereon, in advance of the payment schedule set out in Section  3 hereof, without notice, bonus or penalty.

5.   BONUS

Conditional upon closing of the private placement by the Borrower to Lilac Financial Ltd of 10,000,000 units at a price of CDN$0.18

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each  (the  "Lilac Private Placement"), the Borrower shall  issue
and   deliver  to  the  Lender  a  share  purchase  warrant  (the
"Warrant") entitling the Lender to purchase up to 6,666,667 common shares of the Borrower at a price of CDN$0.18 per share in the first year and CDN$0.21 in the second year, or such other number of common shares on such terms as are in compliance with the policies of the Vancouver Stock Exchange, which warrant shall be in the form attached hereto as Schedule "A".

6.   REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows.

(a) the Borrower is a corporation duly incorporated and organized and is validly existing and in good standing under the laws of the Yukon Territory, Canada;

(b) subject to receipt of regulatory approval, the Borrower has the corporate power to own its assets, to carry on its business and to execute and deliver this Agreement and the Warrant;

(c) subject to receipt of regulatory approval, this Agreement and the Warrant have been authorized by all necessary corporate action on the part of the Borrower and each constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.

(d) the Borrower is not in breach of or in default under any obligation in respect of borrowed money and the execution and delivery of this Agreement and the Warrant and the performance of the terms hereof and thereof will not be, or result in, a violation or breach of, or default under, any law, agreement or instrument to which it is a party of may be bound;

(e) no material litigation or administrative proceedings before any court or governmental authority are presently pending, or have been threatened in writing, against the Borrower or any of its assets or affecting it or any of its assets which could have a material adverse effect on its business or assets.

7.   EVENTS OF DEFAULT

7.1 Any one or more of the following events shall constitute an event of default ("Event of Default") whether any such event of default shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(a) failure by the Borrower to repay any amounts due under the Loan upon demand,

(b) failure by the Borrower to perform or observe any of the covenants, conditions or agreements to be performed or observed by the Borrower hereunder, which such failure shall continue unremedied for a period of 30 days after delivery by the Lender of written notice thereof to the Borrower,

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(c)   making  of any representation or warranty by  the  Borrower herein or in any document or certificate furnished to the Lender in connection herewith or pursuant hereto which shall prove at any time to be materially incorrect, as of the date made;

(d) making of an order or the passage of a resolution for the liquidation or winding-up of the Borrower;

(e) making by the Borrower of a proposal or general assignment for the benefit of its creditors or other acknowledgment of its insolvency, or

(f) appointment of a receiver, receiver-manager or receiver and manager of the Borrower or any part of its property or assets

7.2 Upon the occurrence of any Event of Default and at any time thereafter provided that the Borrower has not remedied all outstanding events of default, the Lender may, in its discretion, by notice to the Borrower, declare this Agreement to be in default, whereupon the Lender may

(a) terminate any of its obligations hereunder to make further disbursements of the Loan; and

(b) declare the then outstanding balance on the Loan, interest, costs and all moneys owing by the Borrower and all liabilities of the Borrower under the Warrant be immediately due and payable and such moneys and liabilities shall forthwith become due and payable without presentment, demand, protest or other notice on any kind to the Borrower, all of which are hereby expressly waived.

7.3 If anyone or more of the Events of Defaults occurs or occur and is or are continuing the Lender may, without limitation in respect of any other rights it may have in law or hereunder, elect to demand payment of all amounts owing to the Lender under this Agreement.

12.  REGULATORY APPROVAL

This  Agreement is subject to the approval of the Vancouver Stock
Exchange (the "Exchange") and the Borrower shall make all reasonable efforts to obtain the necessary approvals from the Exchange

13.  NOTICES

Notices, demands and communications required or permitted to be given in writing hereunder shall be well and sufficiently given if addressed and delivered by courier, by mail or by facsimile transmission to the parties as follows:

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(a)  if to the Lender:

     EUROGAS INC.
     Suite 1006 - 100 Park Royal
     West Vancouver, BC
     V7T 1A2

     Fax: (604) 913-1452

     Attention: Mr. David B. Finlay

(b)  if to the Borrower:

     Pan Asia Mining Group.
     1200 - 885 West Georgia Street
     Vancouver, BC Canada
     V6E 3E8

     Fax: (604) 608-6687

     Attention: Mr. James Poe

Any party hereto may from time to time change its address for notice by notice to the other party given in the manner aforesaid, effective upon receipt. Any change of address under the section will also be a change of address with respect to such address as it appears on any schedule or document ancillary hereto.

14.  ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15.  WAIVERS

No failure or delay on the Lender's part in exercising any power or right hereunder shall operate as a waiver thereof. The Lender's rights and remedies hereunder are cumulative and not exclusive of any rights or remedies provided by law. Time is to be of the essence in the Agreement.

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17.  GOVERNING LAW

18.  AMENDMENT

This Agreement may be changed only by or pursuant to an agreement in writing signed by both parties.

19.  CURRENCY

All references herein to "dollars" or "$" are to Canadian dollars.

20.  GENERAL

The parties hereto agree to do all such further acts and execute and deliver all further documents as may be reasonably required to carry out the full intent and terms of this Agreement.

TO EVIDENCE THEIR AGREEMENT, each of the parties has executed this Agreement on the date first above written, notwithstanding its actual date of execution.

EUROGAS INC.
by its Authorized Signatory



PAN ASIA MINING CORP.
by its Authorized Signatory

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                        SCHEDULE "A"

                        USE OF FUNDS

An amount of Cdn.$3.5 million (U.S. $2.5 million) will be used in its entirety to carry out the initial phase of the Development and Capitalization of the 701 Changma Diamond Mine. The Funds will earn Pan Asia Mining Corp's 50% interest in the 701 Changma Diamond Mine joint venture company.

The Funds will be sued as follows:

  1.   Up   to  Cdn.$1.90  (U.S.  $1.36)  million  for   the
       rehabilitation and modernization of a process plant at the 701 Changma Diamond Mine, which is estimated to be complete in approximately nine (9) months. The plant will be modernized by designing and installing modular DMS and diamond recovery units and redesigning the existing crushing plant. Some U.s. $0.86 million has been allocated for the purchase of the plant, which will originate in South Africa. The cost of shipping, erection and the run-in of the plant is estimated to cost U.S.$0.37 million, while an allowance of U.S. $0.13 million has been allocated for the rehabilitation of the existing plant. This work will start immediately.

  2. Up to Cdn.1.2 (U.S. $0.86) million for the commencement of underground development at the 701 Changma Diamond Mine. This work will include (a) the driving of a main production decline to the first main level; (b) the commencement of lateral development on this level; and (c) the driving of a temporary decline and mine workings from the existing open pit so as to ensure the early availability of diamond bearing kimberlite, as feed for the process plant. The engineering and design of this work, using a Chinese engineering firm, will start immediately and it is planned to contract out the work on firm price bids.

  3. Up to Cdn.$0.40 (U.S. $0.28) million for the design, by a Chinese firm, and commencement of the sinking of a main production shaft at the 701 Changma Diamond Mine. The actual shaft sinking will be contracted out to a Chinese firm. This work should be started some six to seven months after work has commenced on the mail decline.

  The balance of the Funds will be used for general corporate purposes including the payment of finders' fees and funding of the Company's other activities in China.

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